2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

WEX INC.

Memorandum

TO:        [NAME] (the “Grantee”)

FROM:    Melissa Smith, Chief Executive Officer

SUBJECT:    Nonqualified Stock Option Agreement for US Participant

DATE:        [DATE]

You have been granted an award of a nonstatutory stock option (the “Option”) under the terms of the 2010 Equity and Incentive Plan (the “Plan”). Attached to this Memorandum is an Agreement which, along with the Plan, governs your Option. You will be receiving separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the Option granted to you. You should read the Prospectus carefully.

The Option does not give you rights as a shareholder of the Company unless and until you exercise the Option, and you may not transfer or assign any rights in your Option. Please note that when you exercise your Option, the Company is required to withhold federal and state income taxes, as well as employment taxes, and we will require you to make arrangements to satisfy that withholding obligation prior to our issuance of any shares to you.

Finally, by accepting this Award you are agreeing to abide by the terms of the Plan and the attached Agreement. To accept this Award and indicate your agreement to abide by the terms of the Plan and the attached Agreement, you must indicate your acceptance of the terms by acknowledging your understanding of the terms through the use of your electronic signature by [DATE].

Date of Grant:            [DATE]

Number of Options:         [NUMBER OF OPTIONS]

Exercise Price:            $[EXERCISE PRICE]

Vesting Period:            3 years (1/3 per year)

Expiration Date:            10 years

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

WEX INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”), dated as of [DATE], is entered into by and between WEX INC., a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum, dated [DATE], (the “Memorandum”) pursuant to the terms and conditions of the WEX Inc. 2010 Equity and Incentive Plan (the “Plan”).

WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and

WHEREAS, the Company desires to grant a nonstatutory stock option (the “Option”) to the Grantee subject to the terms and conditions of the Plan and this Agreement.

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.    The Plan. The Option granted to the Grantee hereunder is made pursuant to the Plan. A copy of the prospectus for the Plan has been provided to you and the applicable terms of such Plan are hereby incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.    Award.     Concurrently with the acknowledgment of this Agreement and concurrently with and contingent upon your acknowledgment of the Memorandum, and further subject to the terms and conditions set forth in the Plan and this Agreement, including without limitation your agreement to comply with the provisions set forth in Paragraphs 5 and 6 below, the Company hereby awards to Grantee an Option to acquire the number of shares of Company common stock, par value $.01 per share (the “Common Stock”), indicated in the Memorandum at the exercise price per share of Common Stock (the “Exercise Price”) indicated in the Memorandum. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [DATE] (the “Final Exercise Date”).

3.    Vesting of Units.
(a)    This Option will become exercisable (“vest”) as to one-third of the original number of shares of Common Stock subject to the Option on the first three anniversaries of the Grant Date. The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares of Common Stock subject thereto for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 4 hereof or the Plan.
(b)    Notwithstanding the Paragraph 3(a), upon the Grantee’s, the Option shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Compensation Committee appointed by the Board of Directors (the “Committee”).
(c)    Notwithstanding Paragraph 3(a), upon a “Change in Control”, if the surviving entity does not agree to assume the obligations set forth in this Agreement, then the Award shall become

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

immediately and fully vested, subject to the terms and conditions set forth in the Plan or imposed by the Committee. “Change in Control” shall have the meaning set forth in the Plan.

4.    Exercise of Option.

(a)     Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Grantee, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Grantee may purchase less than the number of shares of Common Stock covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b)    Continuous Relationship with Company Required. Except as otherwise provided in this Section 4, this Option may not be exercised unless the Grantee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, a Director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Grantee”).

(c)    Termination of Relationship with the Company. If the Grantee ceases to be an Eligible Grantee for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Grantee was entitled to exercise this Option on the date of such cessation, and provided further that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Option, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so. Notwithstanding the foregoing, if the Grantee, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Grantee and the Company or violates the provisions of Sections 5 or 6 hereof, the right to exercise this Option shall terminate immediately upon such violation.

(d)    Exercise upon Death or Disability. If the Grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Grantee and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Grantee, by the Grantee (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Grantee on the date of his or her death or disability (after taking into account the vesting provisions of Section 3 hereof), and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e)    Termination for Cause. If, prior to the Final Exercise Date, the Grantee’s employment is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon notification by the Company of termination of employment. If, prior to the Final Exercise Date, the Grantee is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Grantee’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Grantee is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement and shall also include a breach of the terms of this Agreement. Otherwise, “Cause” shall mean willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company or a breach of this Agreement), as determined by the Company, which determination shall be conclusive. The Grantee’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Grantee’s resignation, that termination for Cause was warranted.

(f)    Date of Termination; Loss of Rights. For purposes of the Plan and the Option, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan or this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting the Option, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the Option in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

5.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company, the Grantee has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not disclose to anyone, unless legally compelled to do so, Confidential and Proprietary Information. “Confidential and Proprietary Information” includes but is not limited to all Company business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

6.    Non-Competition and Non-Solicitation. The Grantee agrees that during his/her employment with the Company and for a period of twelve months following the termination of his/her employment with the Company, he/she shall not:

(a)    Contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any customers, clients, and/or patrons of the Company;

(b)    Solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or take any action to assist any subsequent employer or any other entity, either directly or indirectly, in soliciting or inducing any other Company employee to leave the employ of the Company; or hire or employ, or assist in the hire or employment of, either directly or indirectly, any individual employed by the Company within sixty days preceding that individual’s hire by the Grantee or his/her subsequent employer; and/or

(c)    Become employed by, render services to or directly or indirectly (whether for compensation or otherwise) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this subsection (c), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or within six months after the Grantee’s termination of employment with the Company or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Paragraph 5 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this paragraph shall operate wherever the Company conducts business.

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) solicitation of customers, clients, and/or patrons of the Company, (b) solicitation or hire of Company employees, and/or (c) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall be bound by such Existing Restrictions, rather than the Restrictions contained in this Paragraph 6.

The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of this Paragraph 6, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any proceeding.

If any one or more provisions of this Section 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear.

7.    No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.

8.    No Rights to Continued Employment. Neither this Agreement nor the Option shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.

9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.

10.    Tax Obligations. As a condition to the granting of the Option, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld), if any, payable in connection with the exercise of the Option. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.

11.    Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment

2015 Form of WEX Inc. Long Term Incentive Program Non-Statutory Stock Option Award Agreement

records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

12.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13.    Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

14.    Authority. The Committee has complete authority and discretion to determine awards under the Plan, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

15.    Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock of the Company underlying or relating to the Option until the issuance of a stock certificate to the Grantee in respect of such Option following exercise.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WEX INC.
By:     Melissa Smith
Its:    Chief Executive Officer

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